    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2000
                                                   REGISTRATION NO. 333-

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               WHITTMAN-HART, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   36-3797833
     (State or other jurisdiction of              (IRS Employer Identification
    of incorporation or organization)                        Number)

        311 SOUTH WACKER DRIVE, SUITE 3500, CHICAGO, ILLINOIS 60606-6618,
                                 (312) 922-9200
           (Address of Principal Executive Offices including Zip Code)

                   USWEB CORPORATION AFFILIATE WARRANT PROGRAM
                 USWEB CORPORATION 1996 EQUITY COMPENSATION PLAN
                    USWEB CORPORATION 1996 STOCK OPTION PLAN
              USWEB CORPORATION 1997 ACQUISITION STOCK OPTION PLAN
               USWEB CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN
              USWEB CORPORATION 1999 NONSTATUTORY STOCK OPTION PLAN
                 CKS GROUP, INC. 1995 SERIES B COMMON STOCK PLAN
                         CKS GROUP, INC. 1995 STOCK PLAN
                  CKS GROUP, INC. 1996 SUPPLEMENTAL STOCK PLAN
                CKS GROUP, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
                                   IKONIC PLAN
                            SHAW EMPLOYMENT AGREEMENT
                    SITESPECIFIC, INC. 1996 STOCK OPTION PLAN
                  WARRANTS ISSUABLE UNDER CLOUDBREAK AGREEMENT
                              (Full title of plan)

                                ROBERT F. BERNARD
                             CHIEF EXECUTIVE OFFICER
       311 SOUTH WACKER DRIVE, SUITE 3500, CHICAGO, ILLINOIS 60606-6618,
                                (312) 922-9200
           (Name, address and telephone number of agent for service)

                                   COPIES TO:
                             MATTHEW S. BROWN, ESQ.
                               KATTEN MUCHIN ZAVIS
                        525 W. MONROE STREET, SUITE 1600
                                CHICAGO, IL 60661

                           ---------------------------


                                           CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE     AMOUNT TO BE         OFFERING PRICE        AGGREGATE OFFERING          AMOUNT OF
        REGISTERED             REGISTERED(1)           PER SHARE                PRICE             REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE       170,969 shares(2)       $  4.08 (2)          $   697,553.52            $   184.15
$.001 PER SHARE ...........
------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE     9,863,721 shares(3)       $ 29.99 (3)          $295,812,992.79           $78,094.63
$.001 PER SHARE ...........
==================================================================================================================


                                           CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE     AMOUNT TO BE         OFFERING PRICE        AGGREGATE OFFERING          AMOUNT OF
        REGISTERED             REGISTERED(1)           PER SHARE                PRICE             REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share ...........     6,606 shares(4)       $ 1.40(4)           $      9,248.40          $     2.44
==================================================================================================================
Common Stock, par value
$.001 per share ........... 9,341,704 shares(5)       $24.73(5)           $231,020,339.92          $60,989.37
==================================================================================================================
Common Stock, par value
$.001 per share ........... 1,725,866 shares(6)       $36.13(6)           $ 62,355,538.58          $16,461.86
==================================================================================================================
Common Stock,  par value
$.001 per share ...........    51,009 shares(7)       $26.45(7)           $  1,349,188.05          $   356.19
==================================================================================================================
Common Stock, par value
$.001 per share ...........    55,067 shares(8)       $ 4.58(8)           $    252,206.86          $    66.58
==================================================================================================================
Common Stock, par value
$.001 per share ........... 1,690,562 shares(9)       $12.31(9)           $ 20,810,818.22           $ 5,494.06
==================================================================================================================
Common Stock, par value
$.001 per share ...........   508,694 shares(10)      $11.59(10)          $  5,895,763.46           $  1,556.48
==================================================================================================================
Common Stock, par value
$.001 per share ...........   633,644 shares(11)      $36.13(11)          $ 22,893,557.72           $  6,043.90
==================================================================================================================
Common Stock, par value
$.001 per share ...........       602 shares(12)      $ 2.25(12)          $      1,354.50           $      0.36
==================================================================================================================
Common Stock, par value
$.001 per share............     4,872 shares(13)      $21.32(13)          $    103,871.04           $     27.42
==================================================================================================================
Common Stock, par value
$.001 per share............ 1,038,000 shares(14)      $11.56(14)          $    11,999,280           $  3,167.81
==================================================================================================================
Common Stock, par value
$.001 per share ...........   462,763 shares(15)      $32.77(15)          $ 15,164,743.51           $  4,003.49
==================================================================================================================
         TOTAL             25,554,079 shares                              $371,885,910.26           $ 98,169.96
==================================================================================================================

(1) Includes an indeterminate number of shares of common stock, par value $.001 per share, of Whittman-Hart, Inc. ("WhittmanHart Common Stock") that may be issuable by reason of stock splits, stock dividends or similar transactions.
(2) Represents shares issuable upon exercise of outstanding warrants under the USWeb Corporation Affiliate Warrant Program (the "Warrant Program"). The dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding warrants under the Warrant Program.
(3) Represents shares issuable upon exercise of outstanding options under the USWeb Corporation 1996 Equity Compensation Plan (the "1996 Equity Plan"). The dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding options under the 1996 Equity Plan.
(4) Represents shares issuable upon exercise of outstanding options under the USWeb Corporation 1996 Stock Option Plan (the "1996 Stock Plan"). The dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding options under the 1996 Stock Plan.
(5) Represents shares issuable upon exercise of outstanding options under the USWeb Corporation 1997 Acquisition Stock Option Plan (the "1997 Acquisition Plan"). The dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding options under the 1997 Acquisition Plan.
(6) Represents shares reserved for issuance under the USWeb Corporation 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan"). The dollar amounts are based upon the average of the high and low sales prices of WhittmanHart Common Stock, as reported on the Nasdaq National Market on February 23,2000, and used solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(7) Represents shares issuable upon exercise of outstanding options under the USWeb Corporation 1999 Nonstatutory Stock Option Plan (the "1999 NSO Plan"). The dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding options under the 1999 NSO Plan.
(8) Represents shares issuable upon exercise of outstanding options under the CKS Group, Inc. 1995 Series B Common Stock Plan (the "Series B Plan"). The dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding options under the Series B Plan.
(9) Represents shares issuable upon exercise of outstanding options under the CKS Group, Inc. 1995 Stock Plan (the "1995 Stock Plan"). The dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding options under the 1995 Stock Plan.
(10) Represents shares issuable upon exercise of outstanding options under the CKS Group, Inc. 1996 Supplemental Stock Plan (the "1996 Supplemental Plan"). The dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding options under the 1996 Supplemental Plan.
(11) Represents shares reserved for issuance under the CKS Group, Inc.
     1997 Employee Stock Purchase Plan (the "CKS 1997 Purchase Plan").
     The dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding options under the CKS 1997 Purchase
     Plan.
(12) Represents shares issuable upon exercise of outstanding options under the SiteSpecific, Inc. 1996 Stock Option Plan (the "SiteSpecific Plan"). The dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding options under the SiteSpecific Plan.
(13) Represents shares issuable upon exercise of outstanding options under the Ikonic Plan. The dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding options under the Ikonic Plan.
(14) Represents shares issuable upon exercise of outstanding options under the Shaw Agreement. The dollar amounts are based upon the weighted average exercise price of the shares subject to outstanding options under the Shaw Agreement.
(15) Represents shares issuable upon exercise of Warrants Issuable Under Cloudbreak Agreement (the "Cloudbreak Warrants"). The dollar amounts are based upon the weighted average exercise price of the shares subject to the outstanding Cloudbreak Warrants.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents are incorporated by reference into this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

     (2) The Company's Quarterly Report on Form 10-Q for the quarters ended September 30, 1999, June 30, 1999 and March 31, 1999, which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

     (3) The Company's Current Report on Form 8-K filed on January 28, 2000, January 26,2000, December 15, 1999, October 15, 1999 and May 10, 1999, which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

     (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the 1934 Act.

     All documents subsequently filed by the Company pursuant to Sections13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.
         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         Article Ten of the Company's Certificate of Incorporation and Article Eight of the by-laws provide that the Company shall indemnify its directors and officers to the full extent permitted by the Delaware General Corporation Law.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"). In addition, Article Eight of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

     The Company has obtained an insurance policy which will entitle the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

     Pursuant to a merger agreement by and among the Company, a wholly owned subsidiary of the Company and USWeb Corporation ("USWeb/CKS"), the Company has become obligated to indemnify present and former USWeb/CKS directors and officers to the full extent of the law; provided however that the indemnification shall not exceed the greater of the indemnification provided by USWeb/CKS's Certificate of Incorporation and by-laws as in effect on December 12, 1999 or the indemnification actually provided by USWeb/CKS on December 12, 1999. In addition, for six years the Company will maintain in effect the USWeb/CKS policies of directors' and officers' liability insurance in effect as of March 1, 2000 with respect to claims arising from facts or events that occur on or before the effective date of the merger. The Company is not, however, required to expend more than 200% of the USWeb/CKS annual premium in effect as of March 1, 2000 for such insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1(d) to the Company's Registration Statement on Form S-1 (No. 333-1778).

         4.2 Second Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-1778).

         4.3   USWeb Corporation Affiliate Warrant Program.

         4.4 USWeb Corporation 1996 Equity Compensation Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-8 (No. 333-55893).

         4.5 USWeb Corporation 1996 Stock Option Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-1 (No. 333-36827).

         4.6 USWeb Corporation 1997 Acquisition Stock Option Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-8 (No. 333-55893).

         4.7 USWeb Corporation 1997 Employee Stock Purchase Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-8 (No. 333-55893).

         4.8   USWeb Corporation 1999 Nonstatutory Stock Option Plan.

         4.9 CKS Group, Inc. 1995 Series B Common Stock Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-8 (No. 333-69093).

         4.10 CKS Group, Inc. 1995 Stock Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-8
               (No. 333-69093).

         4.11 CKS Group, Inc. 1996 Supplemental Stock Plan, incorporated herein by reference to CKS Group's Registration Statement on Form S-8 (No. 333-69093).

         4.12 CKS Group, Inc. 1997 Employee Stock Purchase Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-8 (No. 333-69093).

         4.13 SiteSpecific, Inc. 1996 Stock Option Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on
               Form S-8 (No. 333-69093).

         4.14  Shaw Employment Agreement.

         4.15  Amendment to Shaw Employment Agreement.

         4.16  Form of Warrants Issuable Under Cloudbreak Agreement.

         4.17 Specimen stock certificate representing common stock, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No. 333-36827).

         5.1 Opinion of Katten Muchin Zavis as to validity of the securities being registered.

         23.1  Consent of KPMG LLP, independent accountants.

         23.2  Consent of PricewaterhouseCoopers LLP, independent accountants.

         23.3  Consent of Katten Muchin Zavis (included in Exhibit 5.1).

         24.1  Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.
         The registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 1 of March, 2000.

                                   WHITTMAN-HART, INC.

                                   By: /s/ Robert F. Bernard
                                      ----------------------------------
                                           Robert F. Bernard
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert F. Bernard and Bert B. Young and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on March 1 , 2000.

 /s/ Robert F. Bernard
----------------------------        CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE
      Robert F. Bernard             BOARD OF DIRECTORS
                                    (PRINCIPAL EXECUTIVE OFFICER)

 /s/ Bert B. Young                 CHIEF FINANCIAL OFFICER AND TREASURER
----------------------------
       Bert B. Young               (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

 /s/ Edward F. Szofer              DIRECTOR, PRESIDENT AND SECRETARY
----------------------------
     Edward F. Szofer

 /s/ Paul D. Carbery               DIRECTOR
----------------------------
     Paul D. Carbery

 /s/ Lawrence P. Roches            DIRECTOR
----------------------------
     Lawrence P. Roches

 /s/ Robert F. Steel               DIRECTOR
----------------------------
     Robert F. Steel

 /s/ W. Barry Moore                DIRECTOR
----------------------------
     W. Barry Moore

 /s/ David P. Storch               DIRECTOR
----------------------------
     David P. Storch

                                INDEX TO EXHIBITS

  Numbers                               Description
-----------    -----------------------------------------------------------------
4.1            Amended and Restated Certificate of Incorporation of the Company,
               incorporated herein by reference to Exhibit 3.1(d) to the Company's Registration Statement on Form S-1 (No. 333-1778).

4.2 Second Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-1778).

4.3            USWeb Corporation Affiliate Warrant Program.

4.4 USWeb Corporation 1996 Equity Compensation Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-8 (No. 333-55893).

4.5 USWeb Corporation 1996 Stock Option Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-1 (No. 333-36827).

4.6 USWeb Corporation 1997 Acquisition Stock Option Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-8 (No. 333-55893).

4.7 USWeb Corporation 1997 Employee Stock Purchase Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-8 (No. 333-55893).

4.8            USWeb Corporation 1999 Nonstatutory Stock Option Plan.

4.9 CKS Group, Inc. 1995 Series B Common Stock Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-8 (No. 333-69093).

4.10 CKS Group, Inc. 1995 Stock Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-8 (No. 333-69093).

4.11 CKS Group, Inc. 1996 Supplemental Stock Plan, incorporated herein by reference to CKS Group's Registration Statement on Form S-8 (No. 333-69093).

4.12 CKS Group, Inc. 1997 Employee Stock Purchase Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-8 (No. 333-69093).

4.13 SiteSpecific, Inc. 1996 Stock Option Plan, incorporated herein by reference to USWeb Corporation's Registration Statement on Form S-8 (No. 333-69093).

4.14           Shaw Employment Agreement.

4.15           Amendment to Shaw Employment Agreement.

4.16           Form of Warrants Issuable Under Cloudbreak Agreement.

4.17 Specimen stock certificate representing common stock, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No. 333-36827).

5.1 Opinion of Katten Muchin Zavis as to validity of the securities being registered.

23.1           Consent of KPMG LLP, independent accountants.

23.2           Consent of PricewaterhouseCoopers LLP, independent accountants.

23.3           Consent of Katten Muchin Zavis (included in Exhibit 5.1).

24.1           Power of Attorney (included on signature page).